EXHIBIT 7

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of El Nino Ventures Inc. (the “Company”) on Form 20F for the period ended January 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gordon Steblin, the Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)

the Report fully complies with the requirements of section 13a-14(a) and  15d-14(a) of the Securities Exchange Act of 1934; and

(2)

the information contained in the Report fairly presents, in all material respects, the financial condition and result of the operations of the Company.

Gordon Steblin

“Gordon Steblin”

Chief Financial Officer

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